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                                                                       EXHIBIT A

                NAN DAVIS VAN EVERY FLORIDA INTANGIBLE TAX TRUST


         THIS AGREEMENT, dated December 9, 1996 between NAN DAVIS VAN EVERY, of Naples, Florida (hereinafter called the "Grantor"), and SALEM LANCE VAN EVERY, of Charlotte, North Carolina (hereinafter called the "Trustee"),

                             W I T N E S S E T H:
                             - - - - - - - - - -

         The Grantor hereby delivers and assigns to the Trustee the property specified in Schedule A hereto annexed, the receipt of which is hereby acknowledged by the Trustee, which agrees to hold the same, in trust, together with any property added to the trust estate, as follows:

         Article I:Distribution of Trust Funds During the Grantor's Lifetime.

         A. Income and Principal Distributions. The Trustee shall pay or apply all or any part of the net income and principal of this trust to or for the benefit of the Grantor, during the Grantor's lifetime, that the Trustee considers advisable for the Grantor's maintenance in health and reasonable comfort, or support in the Grantor's accustomed manner of living. Any undistributed income shall be added to principal. The Trustee shall allocate all capital gains and/or losses to income.

         B. Trustee Power of Appointment. The Trustee may at any time, during the Grantor's lifetime, distribute all or any part of the trust principal to, or in trust for the benefit of the Grantor, upon such estates or conditions, in such manner, and at such time or times as the Trustee shall direct and appoint in writing specifically referring to and exercising this power; provided, however, that this power shall not be exercisable to any extent for the benefit of the Trustee, the Trustee's estate, the Trustee's creditors or the creditors of the Trustee's estate.

         C. Grantor's Limited Power of Appointment. The Grantor may at any time direct the distribution of all or any part of the trust principal to, or in trust for the benefit of, such person or persons, upon such estates or conditions, in such manner, and at such time or times as the Grantor shall direct and appoint, in writing, during the Grantor's lifetime or at the Grantor's death, specifically referring to and exercising this power; provided, however, that this power shall not be exercisable to any extent for the benefit of the Grantor, the Grantor's estate, the Grantor's creditors or the creditors of the Grantor's estate.

         Article II: Partial and Full Termination of Trust. Upon the first to occur of the following events, the Trustee shall (using the actual date of the receipt by the Trustee of each particular





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asset as the controlling date with respect to each such particular assets in the case of a partial termination) distribute the particular asset received by the Trustee as hereinafter provided:

         A. Upon the death of the Grantor, the Trustee shall distribute any and all trust principal not effectively appointed pursuant to section C of
Article I to the then acting Trustee of the Nan Davis Van Every Revocable Trust dated 4/1/92, as amended, to be added to the principal of such trust, or, if such trust is not then in existence, to the Personal Representative of the Grantor's estate, to be disposed of as part of the Grantor's estate.

         B. Upon the day occurring four (4) months after the actual date of the receipt of each particular asset received by the Trustee, the Trustee shall distribute each particular asset, which is then a part of the trust estate, to the then acting Trustee of the Nan Davis Van Every Revocable Trust dated 4/1/92, as amended, to be added to the principal of such trust, or, if such trust is not then in existence, to the Grantor.

         C. Notwithstanding the foregoing provisions of this Article, the Trustee shall retain the amount of assets initially listed on Schedule A attached hereto until the date of the Grantor's death.

         Article III: Appointment of Trustees. If the Grantor's son, SALEM LANCE VAN EVERY, ceases to act as Trustee, the Grantor's son, JAMES DAVIS TOMLINSON, currently of Raleigh, North Carolina, is appointed as Trustee, to act together with any other then acting Trustee.

         Any individual Trustee shall be considered removed at such time as such Trustee is unable to manage the Trustee's affairs.

         For purposes of this Agreement, an individual Trustee shall be considered to be unable to manage the Trustee's affairs if such individual is under a legal disability or by reason of mental illness or physical disability is unable to give prompt and intelligent consideration to financial matters. The determination as to the inability shall be made in writing by a physician who has examined such individual, and the Trustee may rely upon such written determination.

         Any individual Trustee may at any time appoint such Trustee's successor as Trustee, unless the foregoing provisions of this Agreement effectively provide for such Trustee's successor.

         Notwithstanding any provisions in this Agreement to the contrary, no individual who is a resident of the State of Florida, and no corporation doing business in, or qualified to do business in, the State of Florida may serve as Trustee of this Trust.





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         Any individual Trustee who is or becomes a resident of the State of
Florida, or any corporate Trustee which does business in the State of Florida or becomes qualified to do business in the State of Florida, shall cease to act as a Trustee at such time.

         If at any time there is no Trustee and the foregoing provisions of this Agreement do not effectively provide for a successor Trustee, the Grantor may appoint one or more successor Trustees.

         The Grantor may not serve as Trustee.

         Any fiduciary is authorized to resign at any time without court approval.

         The resignation, appointment, or revocation of appointment may be made by the person authorized to take such action by delivery of an acknowledged instrument to the Trustee then acting and any Trustee to be appointed, or, if none, to a court having jurisdiction over the trust.

         Any appointment of a Trustee may be conditioned to commence or cease upon a future event and may be revoked or modified at any time before such future event has occurred.

         Unless otherwise expressly provided, any power to appoint a Trustee shall permit appointment of an individual, bank or trust company as such fiduciary, and shall be exercised by the parent (or, if none, the legal representative) of any minor and the legal representative of any incompetent person holding such power.

         Article IV:  Administrative and Tax Provisions.

         A. Irrevocable Trust. This Agreement and any trust created hereunder shall be irrevocable and shall not be subject to alteration or amendment in any respect.

         B. Additions to Trust. Any person may add property to the trust estate by lifetime gift or by transfer taking effect at death, provided such property is acceptable to the Trustee.

         C. Situs of Trust Property. No Trustee shall invest in real property having a situs in the State of Florida.

         D. Requirement of Survival. No beneficiary shall be considered to have survived the event terminating any trust and be entitled to any trust funds on that event unless such beneficiary survives for at least thirty (30) days after that event.

         E. Distributions to Minors. If the Trustee is authorized or required to distribute trust funds to a beneficiary who is then a minor, and the Trustee does not believe that an immediate





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distribution is in the beneficiary's best interests, it may instead distribute such property to any adult caring for the beneficiary or to the beneficiary's Guardian or Custodian under a Uniform Gifts to Minors Act or Uniform Transfers to Minors Act. In the alternative, the Trustee may hold and invest such property as a separate fund for such beneficiary, and accumulate income or pay or apply any part of the fund to or for the beneficiary's benefit from time to time, as it considers advisable. Any accumulated income shall be added to principal annually. When the beneficiary becomes an adult, the Trustee shall distribute the fund to the beneficiary. If the beneficiary dies before becoming an adult, the Trustee shall distribute the fund to the beneficiary's legal representative.

         F. Permissible Use of Trust Funds. Upon the death of the Grantor, the Trustee may in its discretion purchase property from the Grantor's estate, make loans to the Grantor's estate, and guarantee the obligations of the Grantor's estate and pledge trust property as security therefor upon whatever terms and in whatever manner and with whatever security the Trustee considers advisable. This provision shall not give either the Grantor or the Grantor's estate any right or authority over trust property.

         G. Governing Law. The validity, construction and administration of this Agreement and any trust hereunder shall be governed by the laws of Florida.

         H. Consideration of Other Resources of Beneficiaries. In exercising discretion to distribute trust funds to any beneficiary, the Trustee may (but shall not be required to) take into consideration any other resources reasonably available to such beneficiary.

         I. Informal Accountings. The Trustee may provide to the Grantor, or, after the Grantor's death, to each legally competent eligible income beneficiary and presumptive remainderman (or the parent or Guardian of the estate of any such minor or incompetent person), statements of trust transactions at such time and in such form as it considers advisable. If all such persons give written approval of the statement, it shall be final, binding and conclusive on all persons interested in the trust.

         J. Investment Counsel. The Trustee may employ investment counsel; consult with such counsel on any matters relating to the retention, sale, purchase, investment, or reinvestment of securities or other property; and pay such investment counsel reasonable compensation for its services in addition to the regular compensation of the Trustee. The Trustee may act upon or refrain from acting upon the advice of such investment counsel in whole or in part, and to the extent the Trustee follows the advice of such counsel the Trustee shall not be liable for any action taken, except in the case of willful misconduct.





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         Notwithstanding the foregoing provisions of this section J, no investment counsel which is a resident of the State of Florida, doing business in the State of Florida, or qualified to do business in the State of Florida, shall have the discretionary authority to make decisions relating to the retention, sale, purchase, investment or reinvestment of securities or other property.

         K. Trustee Relieved From Liability. No individual Trustee shall be liable for any mistake or error of judgment, or for any action taken or omitted, either by the Trustee or by any agent or attorney employed by the Trustee, or for any loss or depreciation in the value of the trust, except in the case of willful misconduct.

         L. Successor Trustee. No Trustee has a duty to examine the transactions of any prior Trustee. Each Trustee is responsible only for those assets which are actually delivered to it.

         M. Delegation. Any Trustee may delegate to the other Trustees the right to exercise any power (discretionary, administrative or otherwise), and may revoke the delegation at any time, by delivery of an acknowledged instrument to such other Trustees.

         N. Powers of Appointment. Any power of appointment created under this Agreement may be exercised only by an express reference to the power which includes the name of the Grantor. A person exercising a power of appointment may appoint trust funds outright or in trust. The choice of terms, Trustees and jurisdiction of any trust shall be entirely within the discretion of the person having the power of appointment, except to the extent otherwise expressly provided in this Agreement. No power of appointment shall be exercisable by a beneficiary over any property or its proceeds added to a trust by means of a disclaimer by such beneficiary.

         O. Management Powers of Trustee. Without limitation of the powers conferred upon it by law but subject to the foregoing terms of this Agreement, the Trustee is authorized:

                 1. To retain, acquire, or sell any property (including any discretionary common trust fund of any corporate fiduciary acting under this Agreement, covered and uncovered stock options, and investments in foreign securities), without regard to diversification and without being limited to the investments authorized for trust funds; (2) to exercise stock options; (3) to enter into agreements for the sale, merger, reorganization, dissolution or consolidation of any corporation or properties; (4) to manage, improve, repair, sell, mortgage, lease (including the power to lease for oil and gas), pledge, convey, option or exchange any property and take back purchase money mortgages thereon, without court order; (5) to make distributions in cash or in kind, or partly





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         in each, and, in the discretion of such fiduciaries, to allocate particular assets or portions thereof to any one or more beneficiaries, provided that such property shall be valued for purposes of distribution at its value on the date of distribution; (6) to maintain custody or brokerage accounts (including margin accounts) and to register securities in the name of a nominee; (7) to compromise and settle claims (including those relating to taxes) without court order; (8) to borrow funds from any person or corporation (including a Trustee) and pledge or mortgage trust assets to secure such loans; (9) to extend, renew or renegotiate the Grantor's loans or guarantees;
         (10) to employ attorneys, accountants, investment counsel, custodians and brokers to assist in the administration of trust property; (11) to vote and give proxies to vote shares of stock; (12) to make joint investments in property, real or personal; (13) to divide any trust into separate trusts; and (14) if there is more than one trust established under this Agreement, to administer such trusts as a single fund.

                 Article V: Identification of Trust. This Trust Agreement may be referred to as the "Nan Davis Van Every Florida Intangible Tax Trust dated 12/9/96."

         IN WITNESS WHEREOF, NAN DAVIS VAN EVERY, the Grantor, has hereunto set the Grantor's hand and seal as of the 9th day of December, 1996.

                                        s/Nan Davis Van Every
                                        ----------------------
                                        NAN DAVIS VAN EVERY
                                        Grantor

         SIGNED, SEALED, PUBLISHED and DECLARED by NAN DAVIS VAN EVERY, the Grantor, as and for the Nan Davis Van Every Florida Intangible Tax Trust dated 12/9/96, in the presence of us and each of us, who, at the Grantor's request, in the Grantor's presence and in the presence of each other, have hereunto subscribed our names as witnesses on the day and in the year first above written.

s/Physis S. Johnson        of                      6501 Morrison Blvd.
--------------------------                         ---------------------------
Signature of Witness #1                            Charlotte, NC  28211
 as to Granter                                     ---------------------------
                                                   Address of Witness #1

s/Sandra K. Jarvis         of                      6501 Morrison Blvd.
---------------------------                        ---------------------------
Signature of Witness #2                            Charlotte, NC  28211
 as to Grantor                                     ---------------------------
                                                   Address of Witness #2



STATE OF NORTH CAROLINA   )
                          ) Ss:
COUNTY OF MECKLENBURG     )





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         The foregoing instrument was acknowledged before me this 9th day of
December, 1996 by NAN DAVIS VAN EVERY, who is personally known to me or who has produced a driver's license as identification.

                                        s/Cynthia McKennie
                                        -------------------------------------
                                        Notary Public My
                                        commission expires: 8/5/2001
                                                            -----------------

         IN WITNESS WHEREOF, SALEM LANCE VAN EVERY the Trustee,has hereunto set the Trustee's hand and seal as of the 9th day of December, 1996.

                                        s/Salem Lance Van Every
                                        -------------------------------------
                                        SALEM LANCE VAN EVERY
                                        Trustee

         SIGNED AND SEALED by SALEM LANCE VAN EVERY as Trustee, as and for the Nan Davis Van Every Florida Intangible Tax Trust dated 12/9/96 in the presence of us and each of us, who, at the Trustee's request, in the Trustee's presence and in the presence of each other, have hereunto subscribed our names as
witnesses on this   9   day of December, 1996.


s/Physis S. Johnson        of              6501 Morrison Blvd.
--------------------------                 --------------------------------
Signature of Witness #1                    Charlotte, NC  28211
 as to Granter                             --------------------------------
                                           Address of Witness #1

s/Sandra K. Jarvis         of              6501 Morrison Blvd.
--------------------------                 --------------------------------
Signature of Witness #2                    Charlotte, NC  28211
as to Grantor                              --------------------------------
                                           Address of Witness #2



STATE OF NORTH CAROLINA   )
                          ) Ss:
COUNTY OF MECKLENBURG     )

         The foregoing instrument was acknowledged before me this 9 day of December, 1996, by SALEM LANCE VAN EVERY who is personally known to me or who has produced a driver's license as identification.

                                        s/Cynthia McKennie
                                        --------------------------------------
                                        Notary Public
                                        My commission expires: 8/5/2001
                                                               ---------------





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                                   SCHEDULE A


FIVE
DOLLARS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $5.00





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